Z-AXIS CORPORATION
                         7395 E. Orchard Road, Suite 100
                        Greenwood Village, Colorado 80111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held: September 17, 1999


To the Shareholders of Z-Axis Corporation:

Notice  is  hereby  given  of the  Annual  Meeting  of  Shareholders  of  Z-Axis
Corporation (the "Company"), a Colorado corporation, to be held at Z-Axis Corporation, 7395 E. Orchard Road, Suite 100, Greenwood Village, Colorado on September 17, 1999 at 3:00 p.m. for the following purposes:

1.   To elect directors of the Company for the ensuing corporate year

2.   To consider such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on July 31, 1999 are entitled to be notified of and to vote at the meeting.

It is important that your shares be represented at the meeting. The Board of Directors of the Company extends a cordial invitation to all shareholders to attend and recommends that you execute and mail the enclosed Proxy in the return envelope as promptly as possible. Shareholders who attend the meeting in person may revoke their proxies and vote in person.



                       By Order of the Board of Directors




                          Marilyn T. Heller, Secretary
                          Englewood, Colorado
                          July 31, 1999

                               Z-AXIS CORPORATION
                         7395 E. Orchard Road, Suite 100
                        Greenwood Village, Colorado 80111


                                 PROXY STATEMENT

This Proxy Statement is being furnished to the shareholders of Z-Axis Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on September 17, 1999. The approximate date on which this Proxy Statement and the form of proxy are first to be sent or given to the shareholders is August 30, 1999. Some of the officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone, if deemed necessary. The cost of solicitation will be borne by the Company. A shareholder may revoke a proxy previously given by him or her at any time prior to its use, by giving written notice of such revocation to the Secretary of the Company. All proxies received by the Board of Directors of the Company and not revoked will be voted at the meeting.

Except as described below, shareholders of record at the close of business on July 31, 1999, will be entitled to one vote per share on all business transacted at the meeting. If one-third of the outstanding shares are present at the meeting in person or represented by proxy and entitled to vote, such shares will constitute a quorum. Each matter coming before the Annual Meeting requires for approval the affirmative vote of the majority of the quorum present at the meeting, in person or by proxy and entitled to vote. At the close of business on July 31, 1998, there were 3,805,000 shares of the common stock ($0.001 par value) entitled to vote.

Proposal #1: Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS

The following persons have been nominated to serve on the Board of Directors of the Company until the next Annual Meeting of Shareholders: Steven H. Cohen, Alan Treibitz, Marilyn T. Heller, Marvin A. Davis and James E. Pacotti, Jr. If one or more of the current nominees at the time of the meeting is unable to serve or for good cause will not serve, the shares represented by the proxies solicited by the Board of Directors will be voted for the other directors who are nominated and for any substitute nominee(s) designated by the Board of Directors.

                       NOMINEES TO THE BOARD OF DIRECTORS

The Company's existing Board of Directors consists of five members. Officers and directors are elected annually and serve until their respective successors are elected. The Company's Board of Directors has one standing committee: the Compensation Committee, whose members are Dr. Cohen, Mr. Davis and Mr. Pacotti. The Compensation Committee has general responsibility for all employee compensation and benefit matters, including recommendation to the full Board on compensation of officers and benefit plans. The Compensation Committee met once during the fiscal year ended March 31, 1999.

The Board of Directors held five meetings during the fiscal year ended March 31, 1999. All members of the Board were present at each meeting.

The following table sets forth the name and age of each nominee to the Board of Directors and any other position held with the Company:

Name of individual       Age              Office or position
--------------------------------------------------------------------------------
Steven H. Cohen           63              Chief Executive Officer, Director
Alan Treibitz             47              Chief Operating Officer, President,
                                           Chief Financial Officer, Treasurer,
                                           Director
Marilyn T. Heller         69              Secretary, Director
Mr. Marvin A. Davis       61              Director
Mr. James E. Pacotti, Jr. 52              Director
--------------------------------------------------------------------------------

Other executive officers

The following table sets forth the name and age of each executive officer that is not a member of the Board of Directors:

Name of individual       Age              Office or position
--------------------------------------------------------------------------------
Jon D. Ackelson           56               Vice President, Production
Stephanie S. Kelso        48               Vice  President, Sales and Marketing
--------------------------------------------------------------------------------

Background information

Background   information   concerning  the  principal  occupation  and  business
experience of the officers and directors of the Company is presented below:

Steven H. Cohen has served as Chief Executive Officer since March 1, 1993, as President from June 1983 to March 1993 and as a Director since June 1983. He received a Ph.D. degree from the University of Denver in 1973 and a bachelor's and a master's degree from St. Louis University in 1958 and 1965, respectively. Dr. Cohen is married to Ms. Heller.

Alan Treibitz has served as Chief Operating Officer and President since March 1, 1993, and as Chief Financial Officer, Treasurer and Director since October 1983. He received a bachelor's degree from Pomona College in 1974. Mr. Treibitz is married to Ms. Heller's daughter.

Marilyn T. Heller has served as Secretary and Director since October 1983. She received a bachelor's degree from the University of Denver in 1967. From 1981 to 1991, she was a marketing representative at Bank Western of Denver. From 1992 to 1993, she was Marketing Director at Health Mark, Inc. Ms. Heller devotes such time to the affairs of the Company as is necessary to discharge her duties as Secretary and Director. Ms. Heller is married to Dr. Cohen.

Mr. Marvin A. Davis has served as Director since April 1997. He received a bachelor's degree and MBA from Washington University. Since 1992, he has served as President of Grisanti, Galef & Goldress, a crisis management firm that has assisted many of the foremost buy-out firms in the United States. Mr. Davis is also currently serving as Chairman and CEO of Datamax Corporation, a manufacturer of bar code printers. From 1962 to 1992, Mr. Davis has served in senior executive management and consulting positions with several different organizations in various industries. Mr. Davis has authored several publications and articles that have appeared in journals such as Business Week, Wall Street Journal and CEO Magazine.

Mr. James E. Pacotti, Jr. has served as Director since April 1997. He received a bachelor's degree from Colorado State University and Distinguished Military Graduate Honors. He has served as Vice President, Sales of Expertec, Inc., a software development company specializing in field service management software applications, since April 1996. From December 1975 to February 1996, Mr. Pacotti served in various senior exective management and sales positions in the computer software and hardware industry. From August 1968 to November 1973, Mr. Pacotti served as a Captain in the United States Army.

Jon D. Ackelson has served as Vice President, Production since April 1995 and as Director of Production from December 1992 to March 1995. Prior to joining the Company in 1992, he was employed as a producer, writer and director in the motion picture and television industries. Mr. Ackelson received a bachelor's degree from the University of Miami and a Masters degree from the University of Denver.

Stephanie S. Kelso has served as Vice President, Sales and Marketing since April 1995 and as Director, Sales and Marketing from February 1993 to March 1995. Prior to joining the Company in 1993, Ms. Kelso was the General Manager of a national computer graphics company. Ms. Kelso received a bachelor's degree from Indiana University in 1974 and a Master of Arts in 1976.

Employment Agreements

The Company has entered into employment agreements with Dr. Cohen and Mr. Treibitz. The agreements provide for each of them to assign to the Company all rights to inventions and other matters developed in the course of their employment. The agreements also provide that they may not, during the term of their employment or for two years thereafter, accept or perform any work that directly or indirectly interferes in any way with the work or relationship of the Company with its customers or other employees. They have agreed to maintain the confidentiality of Company information and not to compete directly or indirectly through the use of proprietary information for one year following the termination of their employment for any reason. The employment agreements may be terminated by either the Company or the individual upon thirty days notice without cause or without prior notice for cause, including a material breach of the agreement. Compensation under the agreements is determined annually by the Compensation Committee of the Board of Directors.

Executive compensation

The following table sets forth the aggregate remuneration earned and accrued by the Company for the fiscal years ended March 31, 1999, 1998, and 1997 for the Chief Executive Officer and the Chief Operating Officer of the Company on March 31, 1999:


                                 Fiscal     Salary   Profit Sharing   Other Compensation
Name and principal position       year        ($)        ($)                   ($)
-----------------------------------------------------------------------------------------
Steven H. Cohen,
  Chief Executive Officer         1999     109,456        0                    0
                                  1998     104,244     22,091                  0
                                  1997      99,552        0                    0
Alan Treibitz,
  Chief Operating Officer,        1999     109,456        0                    0
  President, Chief Financial-     1998     104,244     29,454                  0
  Officer                         1997      99,552        0                    0

-----------------------------------------------------------------------------------------


The bonuses earned by Dr. Cohen and Mr. Treibitz during the fiscal year ended March 31, 1998 were awarded under an ongoing program, which is authorized annually by the Board of Directors and administered by the Compensation Committee for attaining certain profit or other goals. No such bonuses were earned during the fiscal years ended March 31, 1999 or 1997. Dr. Cohen and Mr. Treibitz do not participate in decisions regarding their own compensation.

Options granted in the last fiscal year

The following table sets forth certain information regarding options granted to the Chief Executive Officer and Chief Operating Officer during the fiscal year ended March 31, 1999:




       Name     granted (#)  year (%)  ($/share)(1)      date       option terms (2)
------------------------------------------------------------------------------------
                                                                       5%      10%
                                                                    ----------------
Steven H. Cohen    7,500      11.7%       $0.2063    03/31/2003      $ 428    $945

Alan Treibitz      7,500      11.7%       $0.2063    03/31/2003      $ 428    $945
------------------------------------------------------------------------------------

(1) The exercise price per share of granted options for Steven H. Cohen and Alan Treibitz was equal to 110% of the fair market value of the Common Stock on the date of the grant as reported on the Electronic Bulletin Board.

(2) The potential realizable value is calculated based on the term of the option (5 years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregate option exercises in last fiscal year and fiscal year end option values

The following table sets forth information with respect to (i) the exercise of stock options by the Chief Executive Officer and Chief Operating Officer during the fiscal year ended March 31, 1999, (ii) the number of securities underlying unexercised options held by the Chief Executive Officer and Chief Operating Officer as of March 31, 1999 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($0.1875 at March 31, 1999 exceeds the exercise price) as of March 31, 1999:


-------------------------------------------------------------------------------------------------
                                                                   Value of unexercised-in-the-
                             Number of unexercised options at    money options at fiscal year end
                                    at fiscal year end                      ($) (1)
                            ---------------------------------------------------------------------
                   Shares
                 Acquired to
    Name          Exercise      Exercisable    Unexercisable      Exercisable       Unexercisable
-------------------------------------------------------------------------------------------------

Steven H. Cohen       0            17,500             0               $250              $ 0
Alan Treibitz         0            17,500             0               $250              $ 0

-------------------------------------------------------------------------------------------------


(1) Based on the fair market value of the Common Stock as of March 31, 1999 ($0.1875) minus the exercise price, multiplied by the number of shares underlying the option.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned by each owner of 5% or more of the Company's common stock, by each director and by all director's and officers as a group, and the percentage of the outstanding common stock owned by such persons and by such group, as of March 31, 1999. For purposes of this presentation, beneficial ownership is deemed to be the possession of sole voting and investment powers, unless otherwise indicated.

Name and address               Shares of common stock           Percent of
beneficial owner                 beneficially owned            common stock
----------------------------------------------------------------------------

Steven H. Cohen (1)                   600,188                    15.1%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

Valerie L. Switzer (2)                415,851                    10.4%
16020 East Milan Drive
Aurora, CO 80013 .

Gold C Enterprises, Inc.              411,250                    10.3%
1670 York Street
Denver, CO 80206

Alan Treibitz (3)                     405,891                    10.2%
7395 E. Orchard Road, Suite 100
Greenwood Village, CO 80111

Marilyn T. Heller (1)                 147,975                     3.9%
4530 South Verbena
Denver, CO 80237

All officers and directors as a     1,260,054                    31.6%
 group (7 persons)
----------------------------------------------------------------------------

(1) Dr. Cohen and Ms. Heller disclaim beneficial ownership of the Company's common stock owned by the other. Includes currently exercisable stock options to purchase 5,000 shares at $0.138 per share until March 2007 and 5,000 shares at $0.275 per share until March 2008 and 7,500 shares at $0.2063 until March 2009.

(2) Includes 213,332 shares of common stock owned by Mrs. Switzer's minor children of which Mrs. Switzer is beneficial owner.

(3) Includes currently exercisable stock options to purchase 5,000 shares at $0.138 per share until March 2007 and 5,000 shares at $0.275 per share until March 2008 and 7,500 shares at $0.2063 until March 2009

                              SHAREHOLDER PROPOSALS

Shareholders may submit proposals for inclusion, under certain conditions, in the 2000 Proxy Statement for consideration at the 2000 Annual Meeting. Shareholders' proposals must be received at the Company's corporate office before March 31, 2000, for inclusion in the 2000 proxy material.

                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting. If other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote each proxy in accordance with their best judgment on such matters.




           RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


BDO Seidman, LLP, conducted the audit of the Company's financial statements for the years ended March 31,1997 and 1998. Ehrhardt Keefe Steiner & Hottman PC, Certified Public Accountants and Consultants, conducted the audit of the Company's financial statements for the year ended March 31, 1999. These firms performed no accounting services for the Company other than the audit of its financial statements and tax compliance services. It is the Company's understanding that BDO Seidman, LLP and Ehrhardt Keefe Steiner & Hottman PC are obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by a firm, nor do they consider the effect, if any, of such services on audit independence


                                  ANNUAL REPORT

The Company's 1999 Annual Report to Shareholders is enclosed with this Proxy Statement.

         IF YOU CAN NOT ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND
                   PROMPTLY MAIL THE ENCLOSED PROXY.




Marilyn T. Heller, Secretary
Englewood, Colorado
July 31, 1999